Exhibit 10.38

SEVENTH AGREEMENT OF AMENDMENT TO REVOLVING LOAN AND

SECURITY AGREEMENT AND OTHER DOCUMENTS

This Seventh Agreement of Amendment to Revolving Loan and Security Agreement and Other Documents (this "Amendment") shall be dated and effective as of September 28, 2015 and is by and between STERLING NATIONAL BANK, having an office at 489 Fifth Avenue, New York, New York 10017 ("Sterling"), and any other entity becoming a lender pursuant to the Loan Agreement (as hereinafter defined) are individually referred to as a "Lender" and collectively referred to as the "Lenders", and Sterling as the agent for the Lenders as well as acting for the benefit of the Lenders (the "Agent"), and SPAR GROUP, INC., a Delaware corporation, SPAR NATIONAL ASSEMBLY SERVICES, INC., a Nevada corporation, SPAR GROUP INTERNATIONAL, INC., a Nevada corporation, SPAR ACQUISITION, INC., a Nevada corporation, SPAR TRADEMARKS, INC., a Nevada corporation, SPAR MARKETING FORCE, INC., a Nevada corporation, SPAR CANADA, INC., a Nevada corporation and SPAR CANADA COMPANY, an unlimited liability company incorporated in the Province of Nova Scotia, Canada (either separately, jointly, or jointly and severally, collectively, the "Borrowers"), each having an address at 333 Westchester Avenue, South Building, Suite 204, White Plains, New York 10604.

WHEREAS, the Borrowers have executed and delivered or have become parties to, as applicable, a certain Secured Revolving Loan Note dated July 6, 2010 in the original principal amount of Five Million and 00/100 Dollars ($5,000,000.00), payable to the order of the Agent, as same was subsequently increased to Six Million Five Hundred Thousand Dollars ($6,500,000.00) and as same was subsequently further increased to Seven Million Five Hundred Thousand and 00/100 Dollars ($7,500,000.000) as evidenced by a certain Amended and Restated Secured Revolving Loan Note dated July 1, 2014 (collectively, the "Existing Note") and as same (and Sterling’s Commitment to make revolving loan advances) is being further increased to Eight Million Five Hundred Thousand and 00/100 Dollars ($8,500,000.00) pursuant to an Amended and Restated Secured Revolving Loan Note of even date herewith in the original principal amount of Eight Million Five Hundred Thousand Dollars ($8,500,000.00) issued by the Borrowers to Sterling in order to continue and evidence the outstanding indebtedness under and amend, restate and completely replace the Existing Note (the "Note");

WHEREAS, in connection with the execution and delivery of the Existing Note and to secure payment and performance of the Note (and prior to its execution, the Existing Note) and other obligations of the Borrowers to the Agent, the Agent and the Borrowers have executed or become parties to, as applicable, a certain Revolving Loan and Security Agreement effective July 6, 2010, as same has been amended from time to time and as same is hereby further amended pursuant to the terms of this Amendment (collectively, the "Loan Agreement");

WHEREAS, in addition to the Note and the Loan Agreement, the Borrowers and the Agent have executed and/or delivered certain other collateral agreements, certificates and instruments perfecting or otherwise relating to the security interests created, which together with the Note and the Loan Agreement are hereinafter individually referred to as a "Loan Document" and collectively referred to as the "Loan Documents";

WHEREAS, National Assembly Services, Inc., a New Jersey corporation (which was incorrectly referenced as a Nevada corporation in a prior amendment to the Loan Agreement), merged with SPAR National Assembly Services, Inc., a Nevada corporation, with SPAR National Assembly Services, Inc. being the surviving company and which company is in the process of changing its name to SPAR Assembly & Installation, Inc.;

WHEREAS, the Borrowers have requested that the Agent modify the amount of the Revolving Loan and make certain other modifications to the terms of the Revolving Loan evidenced by the Note, the Loan Agreement and the other Loan Documents to which the Agent has agreed provided the Borrowers enter into this Amendment;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which being hereby acknowledged, the Agent and the Borrowers hereby agree as follows:

1.      Capitalized terms not defined herein shall have the meaning set forth in the Loan Agreement.

2.     Section 1.1(a) of the Loan Agreement is hereby amended to read in its entirety as follows:

"Lender agrees to provide, in its sole and absolute discretion, advances in the maximum aggregate amount of $8,500,000.00 to the Borrower for the Revolving Loan and Letters of Credit ("Commitment"), but not in excess of the Borrower's Borrowing Base, at one time or from time to time at the request of the Borrower on a Revolving Loan basis (the "Revolving Loan"), which may be repaid and reborrowed during the term of this Agreement. The full amount of outstanding principal and interest on account of the Revolving Loan is to be payable on July 6, 2017."

3.      The first paragraph of Section 1.1(b) of the Loan Agreement is hereby amended to read in its entirety as follows:

"The term "Borrowing Base" means an amount equal to the lesser of (i) Eight Million Five Hundred Thousand and 00/100 Dollars ($8,500,000.00) or the sum of (ii) up to eighty-five percent (85%) of the face amount of the Borrower's "Qualified Accounts" plus (iii) the lesser of (A) up to sixty-five percent (65%) of the face amount of the Borrower's otherwise Qualified Accounts which are unbilled for not more than up to sixty (60) days following completion of service or product, or (B) Three Million and 00/100 Dollars ($3,000,000.00), but which, in no event, shall exceed fifty percent (50%) of the Borrowing Base (in each case all less reserves determined by Agent for advertising allowances, warranty claims and other contingencies) as that term is defined in this Agreement, plus (iv) up to Five Hundred Thousand and 00/100 Dollars ($500,000.00) of the full unpaid and outstanding balance of any standby letters of credit which Lenders in their sole and absolute discretion may issue on account of the Borrower, which letters of credit are to be fully and separately cash collateralized."

4.     Subsection (D) of Section 1.1(c) of the Loan Agreement is hereby amended to read in its entirety as follows:

"Accounts (not to exceed $3,000,000.00 in the aggregate) with respect to which the account debtor is not billed in and paid from the United States of America or Canada (excluding the province of Quebec) unless such Account is (1) fully guaranteed and secured by an irrevocable letter of credit in form and substance satisfactory to Agent, or (2) is fully covered by foreign credit insurance pursuant to a policy satisfactory in form and substance to Agent and issued by an insurer acceptable to Agent; provided however that conditional requirements (1) and (2) above do not apply to SPAR Canada Company;"

5.      The Capital Expenditures covenant set forth in Section 7.16 in the Loan Agreement is hereby amended to read in its entirety as follows:

"The Borrower is not to enter into any agreement to purchase or pay for, or become obligated to pay for, capital expenditures in an amount aggregating in excess of $2,000,000.00 during any fiscal year."

6.     Section 7.17 of the Loan Agreement is hereby amended to read in its entirety as follows:

"Neither the Borrower (on a combined basis) nor SPAR Group, Inc. and its Subsidiaries (on a consolidated basis) is to create or suffer to exist its combined or consolidated indebtedness to tangible net worth ratio, the numerator of which being Indebtedness and the denominator of which being Tangible Net Worth, to be greater than (a) 3.0 to 1 for the Borrower on a combined basis and (b) 3.0 to 1 for SPAR Group, Inc. and its Subsidiaries on a consolidated basis. The term "Indebtedness" is to be determined on a combined basis for the Borrower or a consolidated basis for SGRP and its Subsidiaries, as applicable, in accordance with GAAP and includes all items which should be and are included on the balance sheet in determining total liabilities, whether demand, installment, contingent, secured, unsecured, guaranteed, endorsed or assumed."

7.     The first sentence of Section 7.19 of the Loan Agreement is hereby amended to read in its entirety as follows:

"The Borrower is not to cause or permit its combined Fixed Charge Coverage Ratio to be less than 1.5 to 1.0 as of the last day of each fiscal quarter for the twelve month period then ended."

8.      The first paragraph of Section 14.1 of the Loan Agreement is hereby amended to read in its entirety as follows:

"The Revolving Loan terminates July 6, 2017."

9.     All references in the Loan Agreement and the other Loan Documents, if any, to (a) National Assembly Services, Inc., a New Jersey corporation, or incorrect references to National Assembly Services, Inc., a Nevada corporation, shall hereafter be to and mean SPAR National Assembly Services, Inc., a Nevada corporation, and upon completing a pending name change, SPAR Assembly & Installation, Inc., whether by name or defined term, as a "Borrower" or otherwise; and (b) the "Note" or "Notes", whether by name, as a "Loan Document" or otherwise, shall hereafter be to and mean the Amended and Restated Secured Revolving Loan Note dated as of September 28, 2015, in the original principal amount of Eight Million Five Hundred Thousand and 00/100 Dollars ($8,500,000.00), made payable by the Borrowers to the order of Sterling, as amended, and issued in order to continue and evidence the outstanding indebtedness under and amend, restated and completely replace the Existing Note and any other note(s) that may be issued by Borrowers to evidence the Revolving Loan.

10.     In the event of any ambiguity or inconsistency between the Loan Documents and this Amendment, the language and interpretation of this Amendment shall be deemed binding and paramount.

11.      The Borrowers hereby represent and warrant to the Agent that:

(a)     Each and every of the representations and warranties set forth in the Loan Agreement and the other Loan Documents are true in all material respects as of the date hereof and with the same effect as though made on the date hereof (except as and to the extent limited to reference dates), and are hereby incorporated herein in full by reference as if fully restated herein in its entirety;

(b)     No Default or event of Default and no event or condition which, with the giving of notice or lapse of time or both, would constitute such a default or event of Default, now exists or would exist under any Loan Document after giving effect hereto;

(c)     There are no defenses or offsets to its outstanding obligations under the Loan Agreement or any of the other Loan Documents executed in connection therewith, and if any such defenses or offsets exist without the knowledge of the Borrowers, the same are hereby waived;

(d)     The Borrowers are not subject to any legal or contractual restrictions on their ability to enter into this Amendment;

(e)      The individual(s) executing this Amendment on behalf of the Borrowers has the requisite power and authority to execute and deliver this Amendment and that all action necessary to authorize the execution, delivery and performance of this Amendment has been duly taken, and this Amendment is being duly executed and delivered by the officer or other representative authorized to execute and deliver this Amendment; and

(f)     As of the date hereof, the Borrowers are each duly formed, validly existing, and in good standing under the laws of the jurisdiction of its formation and each is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required.

12.     It is expressly understood and agreed that all collateral security for the extensions of credit set forth in the Loan Agreement is and shall continue to be collateral security for all extensions of credit provided under the Loan Agreement as herein amended. Without limiting the generality of the foregoing, the Borrowers hereby absolutely and unconditionally confirm that each document and instrument executed by the Borrowers pursuant to the Loan Agreement continues in full force and effect, is hereby ratified and confirmed and is and shall continue to be applicable to the Loan Agreement (as herein amended).

13.     The amendment set forth herein is limited precisely as written and shall not be deemed to (a) be a consent to or a waiver of any other term or condition of the Loan Agreement, the Loan Documents or any of the documents referred to therein, or (b) prejudice any right or rights which the Agent may now have or may have in the future under or in connection with the Loan Agreement, the Loan Documents or any documents referred to therein, as amended. Whenever the Loan Agreement is referred to in the Loan Agreement, the Loan Documents or any of the instruments, agreements or other documents or papers executed and delivered in connection therewith, it shall be deemed to mean the Loan Agreement and other Loan Documents as amended hereby.

14.     The Borrowers agree to sign, deliver and file any additional documents and take any other actions that may reasonably be required by the Agent including, but not limited to, affidavits, resolutions, or certificates for the full and complete consummation of the matters covered by this Amendment.

15.     This Amendment is binding upon, inures to the benefit of, and is enforceable by, the heirs, personal representatives, successors and assigns of the parties hereto. This Amendment is not assignable by the Borrowers without the prior written consent of the Agent, provided, however, that this Amendment shall be deemed to be assigned with any assignment of the Loan Agreement consented to by the Agent.

16.     To the extent that any provision of this Amendment is determined by any court or legislature to be invalid or unenforceable in whole or in part either in a particular case or in all cases, such provision or part thereof is to be deemed surplusage. If that occurs, it shall not have the effect of rendering any other provision of this Amendment invalid or unenforceable and this Amendment is to be construed and enforced as if such invalid or unenforceable provision or part thereof were omitted.

17.     This Amendment may only be changed or amended by a written agreement signed by all of the parties. By execution of this Amendment, the Agent is not to be deemed to consent to any future renewal, extension or amendment of the Revolving Loan or the Loan Documents.

18.     This Amendment may be executed in one or more counterparts, each of which shall be deemed an original. Said counterparts shall constitute but one and the same instrument and shall be binding upon each of the undersigned individually as fully and completely as if all had signed but one instrument.

19.      This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York without giving effect to New York’s conflict of laws principles that would defer to the substantive laws of any other jurisdiction.

20.     The parties to this Amendment acknowledge that each has had the opportunity to consult independent counsel of their own choice, and that each has relied upon such counsel’s advice concerning this Amendment, the enforceability and interpretation of the terms contained in this Amendment and the consummation of the transaction and matters covered by this Amendment.

21.     The obligation of the Agent to enter into this Amendment is subject to the following:

(a)     Receipt by the Agent of a fully executed counterpart of this Amendment and the Amended and Restated Secured Revolving Loan Note from the Borrowers;

(b)     Receipt by the Agent of a deferred financing fee in the amount of Seven Thousand Five Hundred and 00/100 Dollars ($7,500.00); and

(c)     The Agent shall have received such other documents or information as it may reasonably request.

In addition to the foregoing, the Borrowers agree that they shall be obligated for the payment of the Agent’s reasonable legal fees incurred in connection with the preparation of this Amendment.

(REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

The undersigned have caused this Amendment to be executed as of the day and year first above written.

STERLING NATIONAL BANK

By:	/s/ Joanne L. Wong
Name:	Joanne L. Wong
Title:	Vice President

SPAR GROUP, INC.

By:	/s/ James R. Segreto
Name:	James R. Segreto
Title:	Chief Financial Officer,
Treasurer and Secretary

SPAR NATIONAL ASSEMBLY SERVICES, INC.

By:	/s/ James R. Segreto
Name:	James R. Segreto
Title:	Chief Financial Officer,
Treasurer and Secretary

SPAR GROUP INTERNATIONAL, INC.

By:	/s/ James R. Segreto
Name:	James R. Segreto
Title:	Chief Financial Officer,
Treasurer and Secretary

SPAR ACQUISITION, INC.

By:	/s/ James R. Segreto
Name:	James R. Segreto
Title:	Chief Financial Officer,
Treasurer and Secretary

SPAR TRADEMARKS, INC.

By:	/s/ James R. Segreto
Name:	James R. Segreto
Title:	Chief Financial Officer,
Treasurer and Secretary

-Signatures Continued on Following Page-

SPAR MARKETING FORCE, INC.

By:	/s/ James R. Segreto
Name:	James R. Segreto
Title:	Chief Financial Officer,
Treasurer and Secretary

SPAR CANADA, INC.

By:	/s/ James R. Segreto
Name:	James R. Segreto
Title:	Chief Financial Officer,
Treasurer and Secretary

SPAR CANADA COMPANY

By:	/s/ James R. Segreto
Name:	James R. Segreto
Title:	Chief Financial Officer,
Treasurer and Secretary